Exhibit 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

        This Amendment to Employment Agreement (this "Amendment") is entered into on January 14, 2007, by and between Rick Friedman (the "Executive") and Ultratech, Inc., a Delaware corporation (the "Company"), and shall be effective as of January 12, 2006 (the "Effective Date").

                                   WITNESSETH:

        WHEREAS, the Executive is currently a party to an employment agreement with the Company dated February 3, 2006 (the "Employment Agreement");

        WHEREAS, the Executive has resigned, effective as of December 14, 2006, his position as Senior Vice President, World-wide Sales and Customer Service of the company and, effective as of January 14, 2007, his employment with the Company.

        WHEREAS, both the Company and the Executive desire to enter into a Separation and General Release Agreement to obtain the mutual benefits provided therein; and

        WHEREAS, the Company and the Executive desire to amend and restate the terms and conditions of the Employment Agreement so as to set forth the terms and conditions which will govern his employment, and separation from employment, with the Company following the Effective Date.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and the Executive agree as follows:

1.   Amendments to Employment Agreement

     a. Resignation. Section 2 of the Employment Agreement is hereby amended by adding the following sentence at the end of Section 2:

          "Executive hereby irrevocably resigns from his employment in any capacity with the Company and any of its affiliates, effective January 14, 2006."

     b. Delayed Commencement Date for Payments and Benefits. Section 6.2 is hereby amended by adding the following paragraph immediately after
          Section 6.2(iv):

          "Notwithstanding any provision to the contrary in this Agreement, no payments or benefits to which the Executive otherwise becomes entitled under this Agreement in connection with his termination or resignation of employment shall be made or provided to Executive prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his "separation from service" with the Company (as such term is defined in Treasury Regulations issued under Code Section
          409A) or (ii) the date of his death, if the Executive is deemed at the time of such separation from service to be a "key employee" within the meaning of that term under Code Section 416(i) and such delayed commencement is otherwise required in order to avoid a prohibited

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          distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all payments and benefits deferred pursuant to this paragraph (whether they would have otherwise been payable in a single sum or in installments in the absence of such deferral) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein."

     c. Termination Without Good Reason. Section 7.1 of the Employment Agreement is hereby amended and restated in its entirety, to read in its entirety as follows:

                 "If the Executive voluntarily terminates his employment with the Company without Good Reason on or before January 14, 2007, the termination shall be effective on January 14, 2007. Upon such termination of his employment without Good Reason prior to a Change of Control (as defined in Section 8.1.1) or a Corporate Transaction (as defined in Section 8.1.2), the Executive shall, subject to the Executive's execution of a release and non-disparagement agreement in a form acceptable to the Company, have the same entitlements and (subject to the same payment schedule) as provided under Section 6.2 for a termination by the Company without Cause."

2. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the internal laws of the State of California without reference to the choice of law provisions of such state's law.

3. Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one in the same instrument.

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        IN WITNESS WHEREOF, the Company and the Executive have executed this
Amendment to the Employment Agreement as of the date first above written.


                                        THE COMPANY

                                        Ultratech, Inc.,
                                        a Delaware corporation


                                        By: /s/ Art Zafiropoulo
                                            ------------------------------------
                                                Art Zafiropoulo
                                                Chief Executive Officer



                                        THE EXECUTIVE

                                        By: /s/ Rick Friedman
                                            ------------------------------------
                                            Rick Friedman


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